                                                         EXHIBIT 1










                           CONTROL DATA SYSTEMS, INC.

                          COMMON STOCK, $.01 PAR VALUE




                             SALES AGENCY AGREEMENT

                                 May  , 1994




KIDDER, PEABODY & CO. INCORPORATED
10 Hanover Square
New York, New York  10005

Gentlemen:

          Control Data Systems, Inc., a Delaware corporation (the "COMPANY"), and the several shareholders of the Company listed on Schedule 1 hereto (the "SELLING SHAREHOLDERS"), confirm their agreement with Kidder, Peabody & Co. Incorporated (the "SALES AGENT"), as follows:

          1. DESCRIPTION OF SECURITIES. The Selling Shareholders propose to sell through the Sales Agent up to [339,209] shares (the "MAXIMUM AMOUNT") of common stock, $.01 par value (the "STOCK"), on the particular terms set forth in
Section 4 hereof.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Sales Agent that:

               (a)  A registration statement on Form S-3 (Registration No.
33-     ) with respect to the Stock, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "ACT") and the rules and regulations ("RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, and has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Sales Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "REGISTRATION STATEMENT," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "PROSPECTUS." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

               (b) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, will not have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries considered as a whole; and (except as otherwise stated in the Registration Statement or as is not material to the business, properties, financial position or results of operations of the Company) all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

               (c) The outstanding shares of Stock have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus. The shareholders of the Company have no preemptive rights with respect to the Stock.

               (d) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.
               (e) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The performance of this Agreement and the consummation of the transactions contemplated herein or therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties (except such breaches, violations or defaults which, individually or in the aggregate, do not have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries considered as a whole); no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, in connection with the sale of the Stock by the Selling Shareholders, except such as may be required under the Act or state securities or blue sky laws.

          3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders represents and warrants to, and agrees with, the Sales Agent that:

               (a) Such Selling Shareholder has, and on each Closing Date will have, valid and unencumbered title to the shares of Stock to be sold by such Selling Shareholder hereunder and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such shares of Stock hereunder; and upon delivery of and payment for such shares of Stock hereunder, the purchasers thereof will acquire valid and unencumbered title thereto through the Sales Agent.

               (b) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

               (c) The consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

               (d) Such Selling Shareholder agrees that the shares of Stock to be sold by such Selling Shareholder are subject to the interests of the Sales Agent, and that the obligations of such Selling Shareholder hereunder shall not be terminated except as provided in this Agreement or in any power of attorney appointing an attorney-in-fact for such Selling Shareholder, by any act of such Selling Shareholder, by operation of law, whether, in the case of an individual Selling Shareholder, by the death or incapacity of such Selling Shareholder, in the case of a trust or estate, by the death or incapacity of the trustee or trustees or the executor or executors or the termination of such trust or estate or, in the case of a corporate or partnership Selling Shareholder, by its liquidation or dissolution, or by the occurrence of any other event. If any individual Selling Shareholder, trustee or executor should die or become incapacitated, any such trust or estate should be terminated or any such corporation or partnership should be liquidated or dissolved, or if any other event should occur before the delivery of the Stock hereunder, certificates for the Stock shall be delivered in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination, liquidation, dissolution or other event had not occurred, whether or not any attorney-in-fact for the Selling Shareholder shall have received notice thereof.

               (e) To the extent that any statements or omissions made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, are made in reliance upon, and in conformity with, written information furnished by such Selling Shareholder for use in the preparation thereof, each part of the Registration Statement, when such part become or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

               (f) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 2 of this Agreement are not true and correct, is familiar with the Prospectus (not including any documents incorporated by reference therein), and has no knowledge of any material fact, condition or information not disclosed in the Prospectus which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of the Stock by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement or the Prospectus or the documents incorporated by reference therein.

               (g) All necessary action has been duly and validly taken by such Selling Shareholder to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by such Selling Shareholder and constitutes the legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The performance of this Agreement and the consummation of the transactions contemplated herein or therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which such Selling Shareholder is a party or by which it is bound or to which any of the property of such Selling Shareholder is subject, such Selling Shareholder's charter, by-laws or other governing documents (if such Selling Shareholder is not a natural person), or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Selling Shareholders of the transactions contemplated by this Agreement, in connection with the sale of the Stock by the Selling Shareholders, except such as may be required under the Act or state securities or blue sky laws.

          4. SALE AND DELIVERY OF SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholders agree to sell through the Sales Agent, and the Sales Agent agrees to sell, as sales agent for the Selling Shareholders, on a best efforts basis, up to the Maximum Amount of Stock on the terms set forth herein. The Stock, up to the Maximum Amount, is to be sold during one or more pricing periods (each a "PRICING PERIOD"), each Pricing Period consisting of five consecutive calendar days. The Sales Agent from time to time shall designate, by notice to the Selling Shareholders, Pricing Period(s) and the number of shares of Stock (not to exceed 20,000 shares) to be sold by the Sales Agent subject to the calculation of Net Proceeds set forth below during each such Pricing Period (the "AVERAGE MARKET PRICE SHARES"). Subject to the terms and conditions hereof, the Sales Agent shall use its best efforts to (i) sell all of the Average Market Price Shares during each such Pricing Period, and (ii) sell the entire Maximum Amount. The Sales Agent shall sell the shares of Stock by means of ordinary brokers' transactions on the NASDAQ National Market System. With respect to any Pricing Period, such sales shall be made for the accounts of each Participating Shareholders (as defined in Section 6(a)) pro rata (to the nearest 100 shares) in accordance with the number of shares of Stock beneficially owned by such Shareholder at the beginning of such Pricing Period (as set forth in the Notice (as defined in Section 6(a)) from such Shareholder). Each Selling Shareholder shall have the right, upon written notice to the Sales Agent, to suspend or terminate the offering of Stock owned by such Selling Shareholder; PROVIDED, HOWEVER, that no Selling Shareholder may so suspend or terminate the offering of Stock during the pendency of a Pricing Period in which such Selling Shareholder has elected to participate; and PROVIDED FURTHER that such suspension or termination shall not affect or impair such Selling Shareholder's obligations with respect to shares of Stock sold hereunder prior to the receipt of such notice by the Sales Agent.

          The net proceeds (the "NET PROCEEDS") to the Selling Shareholders for the Average Market Price Shares sold by the Sales Agent during a Pricing Period will equal the sum of (i) the product of (x) 95% times (y) the average of the arithmetic mean of the high and low sales prices of the common stock of the Company reported on the NASDAQ National Market System for each trading day of such Pricing Period (the "AVERAGE MARKET PRICE"), times (z) the number of Average Market Price Shares sold during such Pricing Period, plus (ii) Alternative Proceeds (defined below), if any, plus (iii) Excess Proceeds (defined below), if any. The compensation to the Sales Agent with respect to the sale of Average Market Price Shares sold hereunder shall equal the difference between the aggregate gross sales prices at which such sales are actually effected by the Sales Agent and the Net Proceeds.

          During any Pricing Period, sales of Stock shall not be effected at or below the price that is $.875 below the last reported bid price of the Stock on the trading day immediately preceding the Election Date, or such other price as may be specified by the Sales Agent in the notice designating a Pricing Period (the "PRICE LIMIT"). If as a result of the Price Limit the Sales Agent is on any day during such Pricing Period unable to sell shares of Stock in an amount greater than or equal to the average daily number of Average Market Price Shares actually sold during such Pricing Period, then (i) that day's high and low sales prices of common stock of the Company reported on the NASDAQ National Market System shall not be included in the calculation of Average Market Price and (ii) the net proceeds payable to the Selling Shareholders (the "ALTERNATIVE PROCEEDS") and the compensation payable to the Sales Agent in respect of any sales of Average Market Price Shares effected that day (the "ALTERNATIVE SHARES") by the Sales Agent shall be equal to 95% and 5%, respectively, of the weighted average sales prices at which the Sales Agent has actually effected sales of Stock during that day, and the Alternative Shares shall be excluded from the number used in clause (i)(z) in the preceding paragraph.

          To the extent that the compensation payable to the Sales Agent hereunder would otherwise exceed ten percent of the aggregate gross sales prices of the Average Market Price Shares during any Pricing Period, such excess over ten percent shall constitute "EXCESS PROCEEDS" payable to the Selling Shareholders.

          During any Pricing Period, the Sales Agent may sell shares ("ADDITIONAL SHARES") of Stock (subject to the Price Limit) in an amount of 1,000 shares or more (subject to any limitations placed on sales of Additional Shares pursuant to a Notice as set forth in Section 6(a)), in addition to the sale of Average Market Price Shares (such Additional Shares to be included in the Maximum Amount). Any such sales shall be made for the accounts of the Participating Shareholders (as defined in Section 6(a)) PRO RATA (to the nearest 100 shares) in accordance with the number of shares beneficially owned by such Shareholders at the beginning of the Pricing Period (as set forth in such Shareholders' Notices), less the sum of (i) any shares sold for them as Average Market Price Shares and (ii) any shares such Shareholders shall have instructed the Sales Agent in such Notices not to sell as Additional Shares. The compensation to the Sales Agent for sales of the Additional Shares sold in any Pricing Period shall be $0.10 per share. The sale of Additional Shares during any day shall be confirmed in writing by the Sales Agent to the Selling Shareholders following the end of the Pricing Period. All other shares sold during a Pricing Period not so confirmed shall be deemed Average Market Price Shares.

          The Sales Agent shall provide written confirmation (the "Confirmation") to each Selling Shareholder and to the Company following the close of business on the final day of each Pricing Period setting forth the number of Average Market Price Shares sold by such Selling Shareholder and by all Selling Shareholders in the aggregate during the Pricing Period, the gross proceeds from the sale of such shares, the high and low prices at which Average Market Price Shares were sold during such Pricing Period, the Net Proceeds to such Selling Shareholder (and to all Selling Shareholders in the aggregate), the amount of Excess Proceeds, if any, the amount of Alternative Proceeds, if any, the compensation payable by such Selling Shareholder (and by all Selling Shareholders in the aggregate) to the Sales Agent with respect to such sales and the Average Market Price for such Pricing Period. Such Confirmation will rely without independent verification on information supplied by the Selling Shareholders in their respective Notices. The Selling Shareholders and the Sales Agent hereby acknowledge that the Company will be relying upon such information without independent verification in preparing the Prospectus Supplement (as described below) with respect to each Pricing Period.

          Settlement for sales of Additional Shares will occur on the fifth business day following the date on which such sales are made. Settlement for sales of Average Market Price Shares will occur on a weekly basis as follows:
on each Monday (or the next succeeding
business day if such Monday is not a business day) following the end of a Pricing Period (each a "CLOSING DATE"), the Average Market Price Shares sold through the Sales Agent during such Pricing Period will be delivered by each Selling Shareholder to the Sales Agent against payment of the Net Proceeds for such Pricing Period. All Net Proceeds shall be delivered to the Selling Shareholders who elected to participate in sales of Stock during the Pricing Period in proportion to the number of shares of Stock beneficially owned by such Selling Shareholders (as set forth in the Notices) immediately prior to the commencement of the applicable Pricing Period. At each such settlement, the Company and the Selling Shareholders shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement.

          The Company covenants and agrees with the Sales Agent that within two
(2) business days of the termination of each Pricing Period, the Company will file a Prospectus Supplement under Rule 424(b)(3) promulgated under the Act, which Prospectus Supplement will set forth the number of Average Market Price Shares sold through the Sales Agent, the high and low prices at which such shares of Stock were sold during such Pricing Period, the aggregate Net Proceeds to the Selling Shareholders and the compensation payable by the Selling Shareholders to the Sales Agent with respect to such sales; provided, however, that in no event will the Company be required to file such a Prospectus Supplement earlier than one (1) business day following the date on which the Confirmation with respect to the relevant Pricing Period is given by the Sales Agent in writing to the Company and its counsel by fascimile or hand delivery. The obligations of the Sales Agent to sell the Stock shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 7(a) through (i) of this Agreement.

          5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Sales Agent and the Selling Shareholders that:

               (a) The Company shall cause the Registration Statement to remain effective for five (5) calendar months (as may be extended as provided below, the "Term") after the date on which such Registration Statement was initially declared effective (the "Effective Date"); provided, however, that if at any time during the Term, the Company determines that the maintenance of such Registration Statement and Prospectus as current and accurate in accordance with the Act and the Rules and Regulations would require the disclosure of nonpublic information, the disclosure of which could reasonably be expected to have a material adverse effect upon a significant financing, negotiation, contracting, acquisition, disposition, merger or other comparable transaction (collectively, "Significant Transactions"), then, by written notice by the Company to the Sales Agent and each Selling Shareholder: (i) in the event that at such time 30 or more days remain in the Term, the Company may cause the suspension of sales of Stock pursuant to the Registration Statement for such reasonable period of time as may be necessary to avoid such adverse effect on such Significant Transaction, in which case the Term shall be extended for the number of days that such suspension shall have been in effect, and (ii) in the event that at such time fewer than 30 days remain in the Term, the Company may terminate the effectiveness of the Registration Statement. During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; and it will furnish to the Sales Agent at or prior to the filing thereof a copy of any such prospectus supplement or any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

               (b) The Company will advise the Sales Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

               (c) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus.

               (d) The Company will (i) use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Selling Shareholders or the Sales Agent shall reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction, and (ii) provide the Sales Agent and the Selling Shareholders with customary memoranda as to the status of the Stock under the securities laws of such jurisdictions.

               (e) The Company will furnish to the Sales Agent copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Sales Agent may from time to time reasonably request.

               (f) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, will pay the expenses of its printing of the Prospectus and Prospectus Supplements, and will reimburse the Sales Agent for any expenses (including fees and disbursements of counsel up to $3,750, together with any additional fees and disbursements for any additional services performed at the specific request of the Company) incurred by it in connection with the matters referred to in Section 5(d) hereof and the
                                        8
preparation of memoranda relating thereto and for any filing fee of the National Association of Securities Dealers, Inc. relating to the Stock. The Company shall not in any event be liable to the Sales Agent for loss of anticipated profits from the transactions covered by this Agreement.

               (g) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Sales Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any certificate and other document provided to the Sales Agent pursuant to Section 7 herein.

          6. COVENANTS OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders covenants and agrees with the Agent and the Company that:

               (a) On or before 5 p.m., New York City time, on the date (an "ELECTION DATE") which is the Friday prior to the commencement of any Pricing Period, each Selling Shareholder shall notify the Sales Agent in writing (the "NOTICE") of its decision to sell, or not to sell, shares of Stock during that Pricing Period under the terms of this Agreement. Any Selling Shareholder who has so elected to sell shares of Stock through the Sales Agent during any Pricing Period (a "PARTICIPATING SHAREHOLDER") shall in such Notice (i) state the number of shares of Stock beneficially owned by such Selling Shareholder on such Election Date, (ii) state the limitation, if any, on the number of such Participating Shareholder's shares of Stock that the Agent may sell as Additional Shares during such Pricing Period (it being understood and agreed that in the absence of any such expressly stated limitation in the Notice the Sales Agent is hereby authorized to sell such Participating Shareholder's shares of Stock as Additional Shares without restriction), (iii) state that such Selling Shareholder agrees not to sell any of such shares until the end of the Pricing Period except through the Sales Agent pursuant to this Agreement. A Participating Shareholder shall not sell any Stock (other than through the Sales Agent), directly or indirectly, from (and including) the Election Date until the end of any Pricing Period during which such Participating Shareholder has elected to sell Stock through the Sales Agent. If a Selling Shareholder shall fail to give timely Notice to the Sales Agent of its election to become a Participating Shareholder with respect to a Pricing Period, such Selling Shareholder shall be deemed not to be a Participating Shareholder for such Pricing Period, unless otherwise agreed by the Sales Agent.

               (b) In order to document the Sales Agent's compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Sales Agent prior to or at the Commencement Date (as defined in Section 7(d)) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          7. CONDITIONS OF SALES AGENT'S OBLIGATIONS. The obligations of the Sales Agent to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Closing Date for any Pricing Period contemplated under this Agreement, of the representations and warranties of the Company herein, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Shareholders or the Sales Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Sales Agent's satisfaction.

               (b) The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent's opinion is material, or omits to state a fact that in the Sales Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, on a consolidated basis, any material change in the capital stock of the Company or any material increase in short-term or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the rating assigned to any securities of the Company by Moody's Investors Service, Standards & Poors or any similar national rating agency, that, in the Sales Agent's judgment, makes it impractical or inadvisable to offer or deliver the Stock on the terms and in the manner contemplated in the Prospectus.

               (d) The Sales Agent shall have received from the Company a certificate, or certificates, signed by two authorized officers, including the principal financial or accounting officer (unless such officer is unavailable), of the Company, dated as of the Commencement Date and dated as of each Closing Date contemplated by this Agreement, to the effect that, to the best of their knowledge based upon reasonable investigation:

                    i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Closing Date for such Pricing Period (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Closing Date (as the case may be);

                    ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission; and

                    iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

               (e) The Sales Agent shall have received from each Selling Shareholder a certificate, dated as of the Commencement Date and dated as of the Closing Date contemplated by this Agreement, to the effect that:

                    i) The representations and warranties of such Selling Shareholder in this Agreement are true and correct, as if made at and as of the Commencement Date or the Closing Date for such Pricing Period (as the case may be), and such Selling Shareholder has complied with all the agreements and satisfied all the conditions to be performed or satisfied by such Selling Shareholder at or prior to the Commencement Date and each such Closing Date (as the case may be); and

                    ii) Such Selling Shareholder, after a careful examination of the Prospectus (not including the documents incorporated by reference) does not know of an untrue statement of a material fact included in the Registration Statement or the omission from the Registration Statement of any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (f) Each Selling Shareholder shall have delivered to the Sales Agent on or prior to the Commencement Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations).

               (g) The Company shall have furnished to the Sales Agent such further certificates and documents as the Sales Agent shall have reasonably requested. All such certificates and other documents will be in compliance with the provisions hereof only if they are in the form set forth herein or, if not set forth herein, satisfactory in form and substance to the Sales Agent. The Company will furnish the Sales Agent with such conformed copies of such certificates and other documents as the Sales Agent shall reasonably request.

          8.   INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company and the Selling Shareholders, jointly and severally, will indemnify and hold harmless the Sales Agent against any losses, claims, damages or liabilities, joint or several, to which the Sales Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the registration statement when such part became effective, or in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Sales Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Sales Agent or the Selling Shareholders specifically for use in the preparation thereof. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(a) exceed the proceeds received by such Selling Shareholder from the Sales Agent as a result of the sale of Stock held by such Selling Shareholder (plus any amounts received by such Selling Shareholder under this Section 8), less any amounts such Selling Shareholder shall have paid pursuant to Section 8(d).

               (b) The Sales Agent will indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company or the Selling Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the registration statement when such part became effective, or in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Sales Agent, specifically for use in the preparation thereof, and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company and the Selling Shareholders in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection (except and only to the extent that such omission so to notify results directly in actual prejudice to the indemnifying party). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

               (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, in such proportion as is appropriate to reflect the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other from the sale of the Stock and the relative fault of the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Sales Agent on the other shall be deemed to be in the same proportion as the total proceeds from the sale of the Stock (before deducting expenses) received by the Company and the Selling Shareholders bear to the total compensation or profit (before deducting expenses) received or realized by the Sales Agent from the sale of the Stock on behalf of the Selling Shareholders. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Sales Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each of the Selling Shareholders and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocations or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Selling Shareholder shall be required to contribute to the amounts paid or payable by the Sales Agent any amount in excess of the proceeds such Shareholder shall have received as a result of sales of Stock (plus any amounts previously received by such Shareholder pursuant to this Section 8), less the amount, if any, that such Shareholder shall have paid pursuant to Section 8(a), and the Sales Agent shall not be required to contribute any amount in excess of the lesser of (i) the compensation payable to the Sales Agent hereunder and (ii) the amount by which the total actual sales price at which the Stock sold by the Sales Agent exceeds the amount of any damages that the Sales Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability that the Company or the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Sales Agent within the meaning of the Act; and the obligations of the Sales Agent under this Section 8 shall be in addition to any liability that the Sales Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or of any Selling Shareholder (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company or of any Selling Shareholder who has signed the Registration Statement and to each person, if any, who controls the Company or controls any Selling Shareholder within the meaning of the Act.

          9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company and the Selling Shareholders herein or in certificates delivered pursuant hereto, and the agreements of the Sales Agent contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Agent or any controlling persons, or the Company or the Selling Shareholders (or any of their officers, directors or any controlling persons), and shall survive delivery of and payment for the Stock.

          10.  [This section is reserved.]

          11.  TERMINATION.

               (a) The Sales Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Closing Date, to terminate this Agreement if (i) the Company or the Selling Shareholders shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on their part to be performed hereunder, (ii) any other condition of the Sales Agent's obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System shall have been wholly suspended, (iv) a banking moratorium shall have been declared by Federal or New York authorities, or (v) an outbreak of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the Sales Agent's judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Sales Agent on behalf of the Selling Shareholders. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(g) and Section 8 hereof shall at all times be effective. If the Sales Agent elects to terminate this Agreement as provided in this Section, the Sales Agent shall provide the required notice promptly by telephone, telex or telecopy, confirmed by letter.


                    (b) Each Selling Shareholder shall have the right, by giving written notice to the Sales Agent, to terminate this Agreement (solely with respect to such Selling Shareholder), and the Sales Agent shall have the right to terminate this Agreement with respect to any Selling Shareholder(s) by giving notice to such Selling Shareholder(s), in each case in the sole discretion of such party; PROVIDED, HOWEVER, that no Selling Shareholder may terminate this Agreement during the pendency of a Pricing Period in which such Selling Shareholder has elected to sell shares of Stock; and PROVIDED FURTHER, that no such termination will affect or impair the obligations of the Participating Shareholders as to sales that shall have been executed prior to the date of such termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent. If such termination shall occur during a Pricing Period, any Additional Shares and Average Market Price Shares shall settle in accordance with the provisions of the second to last paragraph of Section 4 hereof.

          12. NOTICES. All notices or communications hereunder shall be in writing and if sent to the Sales Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Sales Agent at Kidder, Peabody & Co. Incorporated, 10 Hanover Square, New York, New York 10005, c/o Peter Klein, 17th Floor, OR if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 4201 Lexington Avenue North, Arden Hills, MN 55126, General Counsel, with a copy to Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, MN 55402 Attention:
David C. Grorud, Esq., OR if sent to a Selling Shareholder shall be mailed, telexed or telecopied and confirmed to the Selling Shareholders at the address specified on the signature pages hereto. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

          13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders and the Sales Agent and their respective successors and the controlling persons, officers and directors referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. If the foregoing correctly sets forth the understanding between the Company, the Selling Shareholders and the Sales Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Selling Shareholders and the Sales Agent. Alternatively, the execution of this Agreement by the Company and the Selling Shareholders and its acceptance by or on behalf of the Sales Agent may be evidenced by an exchange of telegraphic or other written communications.

                                   Very truly yours,



                                   CONTROL DATA SYSTEMS, INC.



                                   By:__________________________

                                   Title:_______________________

          ADDRESS

                                   DAVID L. ANDERSON



                                   _____________________________


                                   ANVEST, L.P.



                                   By:__________________________
                                        General Partner


                                   G. LEONARD BAKER, JR.



                                   _____________________________


                                   TENCH COXE



                                   _____________________________


                                   JAMES C. GAITHER



                                   _____________________________




                                   RONALD L. PERKINS




                                   _____________________________

          ADDRESS

                                   SUTTER HILL VENTURES, L.P.



                                   By:___________________________
                                        General Partner


                                   SAUNDERS HOLDINGS, L.P.



                                   By:___________________________
                                        General Partner


                                   TOW PARTNERS, L.P.



                                   By:___________________________
                                        General Partner


                                   WYTHES LIVING TRUST



                                   By:___________________________

                                   Paul M. Wythes, Trustee


                                   WILLIAM H. YOUNGER, JR.



                                   _______________________________

          ADDRESS

                                   AUSTIN VENTURES



                                   By:__________________________

                                   Title:_______________________




                                   GENSTAR INVESTMENT
                                     CORPORATION



                                   By:__________________________

                                   Title:_______________________



                                   THE LEO L. NUSSBAUM AND
                                   JANET G. NUSSBAUM TRUST DATED
                                   APRIL 25, 1991


                                   By:__________________________
                                   Leo L. Nussbaum, Trustee


                                   By:___________________________
                                   Janet G. Nussbaum, Trustee


                                   KLEINER PERKINS CAUFIELD &
                                     BYERS V



                                   By:__________________________

                                   Title:_______________________

          ADDRESS

                                   KPCB ZAIBATSU FUND I


                                   By:__________________________

                                   Title:_______________________




ACCEPTED as of the date
first above written

KIDDER, PEABODY & CO. INCORPORATED



By:__________________________

Title:_______________________

                                   SCHEDULE 1


Selling Shareholders                    Number of Shares of Stock
- --------------------                    -------------------------